Execution Version

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS SEVENTH AMENDMENT TO THE LOAN AND SECURITY AGREEMENT

(this “Amendment”), is made as of December 6, 2017, by and among Oaktree Strategic Income Corporation, formerly known as Fifth Street Senior Floating Rate Corp., as the collateral manager (in such capacity, the “Collateral Manager”), and as the seller (in such capacity, the “Seller”), FS Senior Funding II LLC, as the borrower (the “Borrower”), Citibank, N.A., as administrative agent (the “Administrative Agent”) and Citibank, N.A., as the sole lender (the “Lender”).
RECITALS
WHEREAS, the Collateral Manager, the Seller, the Borrower, the Administrative Agent, the Lender and Wells Fargo Bank, National Association, as Collateral Agent, are parties to that certain Loan and Security Agreement, dated as of January 15, 2015 (as the same has been previously amended and may be amended, modified, waived, supplemented, restated or replaced from time to time, the “Loan and Security Agreement”);
WHEREAS, pursuant to Section 13.1 of the Loan and Security Agreement, the Collateral Manager and the Borrower desire to, and have requested that the Administrative Agent agree to, amend certain provisions of the Loan and Security Agreement as provide herein;
WHEREAS, subject to the terms and conditions of this Amendment, the Administrative Agent and Lenders constituting at least the Required Lenders are willing to agree to such amendments to the Loan and Security Agreement;
WHEREAS, pursuant to that certain Fifth Amendment to the Loan and Security Agreement

(the “Fifth Amendment”), dated as of July 13, 2017 by and among the Borrower, the Collateral Manager, the Administrative Agent and the Lender, the Loan and Security Agreement was amended to require that each Advance, each reinvestment in any Loan, and each funding of a Delayed Draw Term Loan or Revolving Loan be subject to prior approval of the Administrative Agent at any time prior to the consummation of the Asset Purchase Transaction and prior to the completion by the Administrative Agent of a satisfactory due diligence review of Oaktree;
WHEREAS, the Asset Purchase Transaction has been consummated and the Administrative Agent has completed a satisfactory due diligence review of Oaktree and the Collateral Manager and the Borrower have requested that the Administrative Agent acknowledge that the requirement that each Advance, each reinvestment in any Loan, and each funding of a Delayed Draw Term Loan or Revolving Loan be subject to prior approval of the Administrative Agent no longer apply.
NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Loan and Security Agreement.
2.Amendments. The Loan and Security Agreement is hereby amended, modified and supplemented as follows:
(A)    The defined term “Assigned Value Adjustment Event” in Section 1.1 is hereby amended by adding the following new subsection (a) and renumbering the remaining sub-sections accordingly:
(a) with respect to any Broadly Syndicated Loan, the Observable Market Price of such Broadly Syndicated Loan has declined by five (5) percentage points or more from the Original Assigned Value (or from the previous Value Adjusted Assigned Value), expressed as a percentage of par, of such Broadly Syndicated Loan. The Collateral Manger shall, on each Reporting Date after the Cut-Off Date for each Broadly Syndicated Loan, in each Monthly Report provide an updated Observable Market Price determined in accordance with the foregoing sentence. Such updated value of such Broadly Syndicated Loan shall become the Observable Market Price of such Broadly Syndicated Loan for all purposes of this Agreement until the next succeeding Monthly Report when an updated value is required to be reported; provided, however, that the Controlling Lender may, in its sole discretion, require that the Borrower provide the current Observable Market Price for any Broadly Syndicated Loan at any time and such updated value shall become the Observable Market Price.
(B)    The defined term “Value Adjusted Assigned Value” in Section 1.1 is hereby amended by deleting it in its entirety and replacing it with the following:
“Value Adjusted Assigned Value”: With respect to any Loan as of any date of determination following the occurrence of an Assigned Value Adjustment Event (a) in the case of an Assigned Value Adjustment Event other than that described in clause (j) of the definition thereof, the value of such Loan (expressed as a percentage of the Outstanding Balance thereof) determined by the Controlling Lender as follows: (i) if such Loan has bid-side quotes meeting the Minimum Depth provided by any of Markit Partners, Loan Pricing Corp. or any other nationally recognized loan pricing service that is mutually agreed upon by the Controlling Lender and the Borrower, the value assigned to such Loan by the Controlling Lender based on the Observable Market Price, (ii) if the price of such Loan cannot be determined in accordance with clause (i), the value assigned to such Loan by the Controlling Lender in its sole discretion based on the average of two bid-side quotes from qualified broker-dealers trading in such Loan selected by the Controlling Lender, or (iii) if a price cannot be determined pursuant to clauses (i) or (ii) above, the value of such Loan determined by the Controlling Lender in its sole discretion (provided, that so long as no Event of Default has occurred and is continuing, if the Collateral Manager disputes any such determination of the Value Adjusted Assigned Value of a Loan pursuant to clause (a)(iii) (each, a “Disputed Loan”), the Collateral Manager may invoke the Dispute Resolution Procedures by notice to the Administrative Agent at or before 5:00 p.m. on the Business Day following the date on which the Collateral Manager receives a notice of valuation from the Administrative Agent with respect to such Loan

 (the “Dispute Time”) and if the Dispute Resolution Procedures result in any adjustment to such determination, such adjusted value shall be deemed to be the “Value Adjusted Assigned Value” in lieu of such disputed determination of the Controlling Lender (with the Controlling Lender’s determination continuing to apply during the pendency of such dispute)); or (b) in the case of an Assigned Value Adjustment Event described in clause (j) of the definition thereof, the most recently determined Updated Assigned Value of such Loan.
(C)    The following defined term “Dispute Resolution Procedures” is hereby added in Section 1.1 in proper alphabetic order:
“Dispute Resolution Procedures”: With respect to any Disputed Loan, the following procedures: (i) first, the Collateral Manager and the Controlling Lender shall consult with each other in an attempt to resolve the related dispute in a timely and reasonable manner and (ii) if such consultation does not resolve the dispute within one (1) Business Day of the Administrative Agent’s receipt of notice of such dispute, then (A) if such Disputed Loan is a Broadly Syndicated Loan, (w) the Collateral Manager and the Administrative Agent each shall seek bid quotations from two or more independent, non-affiliated qualified broker-dealers trading in such Loan (each an “Independent Dealer”) for each such Disputed Loan (each, an “Independent Bid”), (x) for each Disputed Loan for which there are two or more Independent Bids at 3:00 p.m. on the following Business Day (the “Resolution Time”), the Value Adjusted Assigned Value shall be recalculated by the Administrative Agent based on the average of the Independent Bids, (y) for each Disputed Collateral Loan for which there is one Independent Bids at the Resolution Time, the Value Adjusted Assigned Value shall be recalculated by the Administrative Agent based on the lower of such Independent Bid and the Controlling Lender’s determination and (z) for each Disputed Loan for which there is no Independent Bid at the Resolution Time, the Controlling Lender’s determination shall continue to apply or (B) if such Disputed Loan is not a Broadly Syndicated Loan, the Borrower (or the Collateral Manager on its behalf) may, at the Borrower’s expense, retain an Approved Valuation Firm to value such Disputed Loan, and if such Approved Valuation Firm provides a valuation within ten (10) Business Days of the Borrower’s receipt of the related Assigned Value Notice, such valuation shall be deemed to be the “Value Adjusted Assigned Value” in lieu of the disputed determination of the Controlling Lender.
(D)    The following defined term “Minimum Depth” is hereby added in Section 1.1 in proper alphabetic order:
“Minimum Depth”: With respect to any quote used to determine the Assigned Value of a Broadly Syndicated Loan hereunder, a depth of two.
(E)    The following defined term “Observable Market Price” is hereby added in Section 1.1 in proper alphabetic order:
“Observable Market Price”: The average of the “mid” prices (between the bid and ask quotes) determined by any one or more of Loan Pricing Corporation, Markit Partners or any other nationally recognized loan pricing service that is mutually agreed upon by the Controlling Lender and the Borrower.
3.Acknowledgment of Administrative Agent. Administrative Agent hereby notifies the Collateral Manager and the Borrower that is has completed a satisfactory due diligence review of Oaktree and the Administrative Agent acknowledges that each Advance, each reinvestment, and each funding of a Delayed Draw Term Loan or Revolving Loan shall no longer be subject to prior approval of the Administrative Agent, as contemplated by the terms of the Fifth Amendment.
4.Reaffirmation. Except to the extent expressly amended by this Amendment, the terms and conditions of the Loan and Security Agreement and other Transaction Documents shall remain in full force and effect. Each of the Transaction Documents, including the Loan and Security Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Loan and Security Agreement as amended hereby, are hereby amended so that any reference in such Transaction Documents to the Loan and Security Agreement, whether direct or indirect, shall mean a reference to the Loan and Security Agreement as amended hereby. This Amendment shall constitute a Transaction Document under the Loan and Security Agreement.
5.Miscellaneous.     This Amendment may be executed in counterparts, each of which shall be and all of which, when taken together, shall constitute one binding agreement. The Article and/or Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day, month and year first above written.

BORROWER

FS SENIOR FUNDING II LLC

By: Oaktree Strategic Income Corporation:
Its: Designated Manager

By:     /s/ Matt Pendo
Name: Matt Pendo
Title: Chief Operating Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

COLLATERAL MANAGER:
OAKTREE STRATEGIC INCOME CORPORATION

By:     /s/ Matt Pendo
Name: Matt Pendo
Title: Chief Operating Officer

THE ADMINISTRATIVE AGENT:
CITIBANK, N.A., in its capacity as Administrative Agent

By:	/s/ Todd Fritchman
Name: Todd Fritchman
Title: Authorized Signer

LENDER:

CITIBANK, N.A.,

By:	/s/ Todd Fritchman
Name: Todd Fritchman
Title: Authorized Signer

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